KEMPER FUNDS TRUST
                            222 South Riverside Plaza
                             Chicago, Illinois 60606






State Street Bank and Trust Company
LaFayette Corporate Offices
Two Avenue de LaFayette
Boston, MA 02111

Re:  Kemper Funds Trust
     ------------------

Gentlemen:

This is to advise you that Kemper Funds Trust (the "Fund") has established a new series of shares to be known as Kemper S&P 500 Index Fund. In accordance with the Additional Funds provision of Section 17 of the Custodian Contract dated December 30, 1998 between the Fund and State Street Bank and Trust Company, the Fund hereby requests that you act as Custodian for the new series under the terms of the contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Fund and retaining one copy for your records.


                                              Kemper Funds Trust,



                                              By:       /s/Maureen Kane
                                                        ------------------------
                                              Title:    Assistant Secretary



Agreed to as of April 3, 2000.

State Street Bank and Trust Company,



By:     /s/Ronald E. Logue
        ------------------------
Title:  Vice Chairman